Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-261751), Form S-3D (No. 333-34148) and Form S-8 (No. 333-202022) of First National Corporation of our report dated March 30, 2022 relating to the consolidated financial statements of First National Corporation appearing in this Annual Report on Form 10-K of First National Corporation for the year ended December 31, 2021.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

March 30, 2022